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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in this Registration Statement on Form S-1 of (i) our report dated February 11, 2008, relating to the carve-out financial statements of Venoco Acquisition Company, L.P. Predecessor, (ii) our report dated February 11, 2008, relating to the balance sheet of Venoco Acquisition Company, L.P., and (iii) our report dated February 11, 2008, relating to the balance sheet of Venoco Acquisition Company GP, LLC, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Denver, Colorado
February 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM